UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2020

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive, Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, Jim Sabia was appointed as a member of the board of directors (the “Board”) of Canopy Growth Corporation (“Canopy Growth”), subject to completion of the standard Health Canada processes associated with his appointment to Board. Pending completion of those processes, Mr. Sabia has acted as a Board observer since January 21 2020. On September 4, 2020, Mr. Sabia received confirmation of clearance from Health Canada. Accordingly, Mr. Sabia became a member of the Board on September 4, 2020.

Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”) through CBI’s wholly-owned subsidiaries CBG Holdings LLC (“CBG”) and Greenstar Canada Investment Limited Partnership (“Greenstar” and together with CBG, the “CBG Group”) hold, in the aggregate, 142,253,802 common shares, 139,745,453 common share purchase warrants (the “CBG Warrants”) and CDN$200 million principal amount of 4.25% convertible senior notes due 2023 (the “Canopy Notes”). The common shares held by the CBI Group represent approximately 38.26% of the issued and outstanding common shares. Assuming full exercise of the CBG Warrants and full conversion of the Canopy Notes, the CBI Group would hold 286,150,795 common shares, representing approximately 55.49% of the issued and outstanding common shares (assuming no other changes in Canopy Growth’s issued and outstanding common shares), calculated in accordance with applicable securities laws. Canopy Growth entered into the second amended and restated investor rights agreement (the “Investor Rights Agreement”) dated April 18, 2019 with the CBG Group. Pursuant to the Investor Rights Agreement, CBG is entitled to, among other things, nominate four members of the Board (each a “CBG Group Nominee”) for so long as the CBG Group continues to hold at least the Target Number of Shares (as defined in the Investor Rights Agreement). Mr. Sabia is a CBG Group Nominee and is up for re-election at Canopy Growth’s upcoming Annual General and Special Meeting of Shareholders, which is scheduled to be held on September 21, 2020 at 10:00 a.m., Toronto time, via live audio webcast. Mr. Sabia serves as Executive Vice President and Chief Marketing Officer of CBI.

Mr. Sabia is expected to be appointed to the Corporate Governance, Compensation & Nominating Committee on September 21, 2020.

Mr. Sabia has voluntarily waived his right to receive compensation for serving as a director.

In accordance with Canopy Growth’s customary practice, Canopy Growth is expected to enter into its standard form of indemnification agreement with Mr. Sabia, which requires Canopy Growth to indemnify Mr. Sabia against certain liabilities that may arise as result of his status or service as a director. Canopy Growth’s Form of Director and Officer Indemnity Agreement is filed as Exhibit 10.1 to Canopy Growth’s Form 10-K for the fiscal year ended March 31, 2020, which was filed with the Securities and Exchange Commission on June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Phil Shaer
Phil Shaer
Chief Legal Officer

Date: September 11, 2020